 United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2012

ISECURETRAC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into Material Definitive Agreement

On September 28, 2012, iSecureTrac Corp. (the “Company”) entered into a Debt Conversion and Recapitalization Agreement (the “Conversion Agreement”) with IST Holdings, LLC, a Nebraska limited liability company (“Holdings”) and certain other holders of the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Series C Preferred Stock”), pursuant to which Holdings has converted all but $525,000 of the $2,000,000 principal balance of that certain Promissory Note, dated December 31, 2010, issued by the Company in favor of Crestpark LP, Inc. and acquired by Holdings from Crestpark LP, Inc. on August 31, 2012 (the “Original Note”) plus the $241,722 of interest accrued thereon as of September 28, 2012, into 156,066 shares of the Company’s Series D 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Series D Preferred Stock”).

Under the Conversion Agreement, the $525,000 remaining principal balance of the Original Note has been exchanged by Holdings for a new promissory note in the principal amount of $525,000 (the “Substitute Note”) that has resulted in a reduction of the interest rate on the remaining principal balance from the fixed rate of 9.5% per annum applicable under the Original Note to a fixed rate of 6.0% per annum under the Substitute Note. The Substitute Note provides for monthly payments of interest only for twelve months and then requires monthly amortizing payments of principal and interest through maturity of the Substitute Note on March 31, 2017. The Original Note provided that all principal and accrued interest was due and payable at maturity on January 1, 2015. In all other respects, the indebtedness evidenced by the Substitute Note remains subject to the terms and conditions of that certain Credit and Security Agreement originally entered into by and between the Company and Crestpark LP, Inc. on dated October 29, 2007, as subsequently amended (the “Credit and Security Agreement”), which was acquired and assumed by Holdings from Crestpark LP, Inc. on August 29, 2012, including a first priority security interest in the assets of the Company granted thereby. In addition to the $1,475,000 reduction in the Company’s long-term debt, the debt conversion transaction will reduce the Company’s annual interest expense by $158,500 during the first twelve months and will further reduce annual interest expense in future years as the principal balance of the Substitute Note is paid down. This reduction in interest expense, combined with the extended maturity date of the Substitute Note, is expected to enhance the Company’s short-term and long-term liquidity and results of operations.

The Conversion Agreement also provided for the exchange of 1,701,146 of the 1,715,216 shares the Company’s Series C Preferred Stock outstanding as of September 28, 2012 and all 1,594,425 shares of Series D Preferred outstanding as of September 28, 2012 (including the 156,066 shares issued in conversion of long-term debt as described above) into a total of 37,862,484 shares of the Company’s common stock. The exchange of the shares of Series C Preferred Stock was made in accordance with the terms of the Amended and Restated Certificate of Designation, Preferences and Rights of the Series C Preferred Stock (the “Series C Certificate of Designation”), which provides that each share of Series C Preferred Stock is exchangeable at any time at the election of the holder into 4.7826087 shares of common stock and certain warrants for the purchase of common stock, except that no such warrants were issued in exchange for the exchanged shares of Series C Preferred Stock pursuant to the Conversion Agreement. The exchange of the shares of Series D Preferred Stock was made in accordance with the terms of the Certificate of Designation, Preferences and Rights of the Series D Preferred Stock which provides that each share of Series D Preferred Stock is exchangeable at any time at the election of the holder for 18.644068 shares of the Company’s common stock and did not provide for the issuance of any warrants. In addition, Holdings and each other holder of Series C Preferred Stock participating in the exchange transaction terminated all warrants held by them for the purchase of additional shares of common stock in connection with the exchange transaction. The Conversion Agreement also provided that the exchange of such shares of Series C Preferred Stock and the shares of Series D Preferred Stock resulted in a termination of any rights with respect to dividends that have accrued on these shares.

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The exchange of all but 14,070 shares of the Series C Preferred Stock and all shares of the Series D Preferred Stock for shares of the Company’s common stock has eliminated the continued accrual of dividends on the exchanged shares of Series C Preferred Stock and Series D Preferred Stock, as well as the liquidation preference that would have been payable to the holders of such exchanged shares of Series C Preferred Stock and Series D Preferred Stock in the event of a sale or similar strategic transaction by the Company. In addition, the right of the holders of the Series C Preferred Stock and Series D Preferred Stock to collectively appoint a majority of the Company’s directors has terminated as a result of the exchange transaction since the remaining shares of Series C Preferred Stock outstanding do not have this right under the terms of the Series C Certificate of Designation.

The shares of common stock issued pursuant to the terms of the Conversion Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from such registration requirements. Holdings and the Company have entered into a Registration Rights Agreement, dated September 28, 2012, pursuant to which Holdings has been granted certain rights to have the shares of common stock issued to Holdings under the Conversion Agreement registered for sale pursuant to the Securities Act.

The members of Holdings include Roger Kanne, Joseph Schwaller and Thomas Burlin, each of whom is a director of the Company, and Lincoln Zehr, the Chief Executive Officer of the Company. Messrs. Kanne and Schwaller control Holdings in their capacities as the sole managers of Holdings. The terms of the Conversion Agreement were approved by the disinterested director of the Company who has no financial or other interest in Holdings.

Item 1.02. Termination of a Material Definitive Agreement.

As reported above under Item 1.01 hereof, all of which is incorporated by reference into this Item 1.02, on September 28, 2012, in connection with the conversion of $1,475,000 of long-term debt into shares of the Company’s common stock, the “Original Note”, dated December 30, 2010, originally issued by the Company in favor of Crestpark LP, Inc. in the principal amount of $2,000,000, and which had been acquire by Holdings from Crestpark LP, Inc. on August 29, 2012, was terminated and the Company issued the Substitute Note described under Item 1.01 hereof to Holdings in order to evidence the $525,000 of indebtedness owed by the Company to Holdings after the conversion of the remaining principal of the Original Note into common stock.

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Item 2.03. Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Substitute Note contained in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

As reported above under Item 1.01 hereof, all of which is incorporated by reference into this Item 3.02, on September 28, 2012, the Company issued 156,066 shares of its Series D Preferred Stock to Crestpark as a result of the conversion of $1,475,000 of long-term debt and $241,722 of accrued interest thereon. In addition, the Company has agreed to issue a total of 37,862,484 shares of its common stock in exchange for 1,701,146 shares of its Series C Preferred Stock and 1,594,425 shares of its Series D Preferred Stock (including the 156,066 shares mentioned above). Both the issuance of the additional shares of Series D Preferred Stock and the issuance of the common stock in exchange for shares of Series C Preferred Stock and Series D Preferred Stock were exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2012, the Company’s Board of Directors of unanimously approved the appointment of David Pasahow as a director of the Company. The appointment of Mr. Pasahow to the Board was a condition to closing the transaction under the Conversion Agreement described in Item 1.01 hereof. At this time, Mr. Pasahow has not been appointed to any committee of the Board of Directors.

Mr. Pasahow, age 60, is the founder of Blue Line Advisors, a company he formed in January 2004 to provide executive search and leadership services to the aerospace, transportation and other selected sectors. Prior to forming Blue Line Advisors, Mr. Pasahow was a Senior Partner in the firm of Heidrick & Struggles, the world’s largest executive search firm, for 17 years, where he focused on the general/business aviation practice. Prior to that, Mr. Pasahow was a principal at Nordeman Grimm, a medium-sized search firm headquartered in New York City. Between 1979 and 1981, Mr. Pasahow served as a senior consultant in the executive search practice of Peat, Marwick, Mitchell & Co., located in their Chicago office. Earlier, he was involved in establishing a graduate business school program in Chicago from 1977 to 1979. He began his career with the Western Union Telegraph Company in field sales, sales management and product management assignments. Mr. Pasahow holds an A.B. degree in Psychology from Kenyon College and an M.B.A. from Keller Graduate School of Management. He is an active pilot and aircraft owner, is on the Board of Conax Buffalo Technologies and serves as Chairman of the Commemorative Air Force Foundation .

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Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this report:

10.1	Debt Conversion and Recapitalization Agreement, dated September 28, 2012, by and among the Company, IST Holdings, LLC and certain other holders of the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock.

10.2	Promissory Note, dated September 28, 2012, issued by the Company in favor of IST Holdings, LLC.

10.3	Registration Rights Agreement, dated September 28, 2012, by and between the Company and IST Holdings, LLC.

99.1	Company Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Lincoln Zehr
Lincoln Zehr
Chief Executive Officer

October 3, 2012

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